UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California		90212
(Address of principal executive offices)		(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 28, 2021, Kennedy-Wilson Holdings, Inc. (the “Company”), Kennedy-Wilson, Inc., a wholly owned subsidiary of the Company (the “Issuer”), and certain subsidiaries of the Issuer entered into an underwriting agreement with BofA Securities, Inc., as representative of the several underwriters named therein, agreeing, subject to customary conditions, to issue and sell $500.0 million aggregate principal amount of the Issuer’s 4.750% Senior Notes due 2029 (the “2029 Notes”) and $500.0 million aggregate principal amount of the Issuer’s 5.000% Senior Notes due 2031 (the “2031 Notes,” and the 2031 Notes, together with the 2029 Notes, the “Notes”) in a public offering registered under the Securities Act of 1933, as amended. The issuance and sale of the Notes are expected to settle on February 11, 2021, subject to customary closing conditions.

In connection with the pricing of the public offering, the Company issued a press release on January 28, 2021, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

The public offering was made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Kennedy-Wilson Holdings, Inc. dated January 28, 2021.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: February 2, 2021